UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)           March 3, 2010 (March 1, 2010)

AmTrust Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 6th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

ITEM 8.01	OTHER EVENTS

On March 1, 2010, AmTrust Financial Services, Inc. (the “Registrant”) issued a press release announcing the completion of a $53 million strategic investment in American Capital Acquisition Corporation (“ACAC”) in connection with its acquisition of GMAC’s U.S. Consumer Property and Casualty Insurance business (the “Acquisition”).  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is filed as Exhibit 99.1 to this report.

By Current Report on Form 8-K dated October 19, 2009, the Registrant disclosed that, in connection with its strategic investment in ACAC, it had entered into a Stock Purchase Agreement dated October 16, 2009 (the “Agreement”) with ACAC and the Michael Karfunkel 2005 Grantor Retained Annuity Trust (the “Trust”) by which the ACAC would, upon closing of the Acquisition, issue and sell (i) to the Registrant for a purchase price equal to 25% of the capital required by ACAC 42,500 shares of Series A preferred stock convertible, at the Registrant’s option into 21.25% of the issued and outstanding shares of ACAC’s Common Stock upon closing of the Acquisition and (ii) to the Trust, for a purchase price equal to 75% of the capital required by ACAC, 100% of the issued and outstanding shares of ACAC’s Common Stock upon closing of the Acquisition.

In connection with the closing of the Acquisition, the Registrant, ACAC, the Trust and Michael Karfunkel (“Karfunkel”) entered into the Joinder and Amendment No. 1 to Stock Purchase Agreement dated February 26, 2010 (the “Amendment”), by which the Agreement was amended to include Michael Karfunkel (“Karfunkel”), individually, as a party and to provide that ACAC would issue and sell to Karfunkel and the Trust, respectively, 26.6% and 72.4% of the issued and outstanding shares of ACAC’s Common Stock.  The effect of the Amendment is that Karfunkel and the Trust, which is controlled by Karfunkel, collectively, in their respective percentages, own 100% of the issued and outstanding Common Stock of ACAC, instead of the Trust, by itself, owning the full 100%.  None of the Registrant’s rights, obligations or ownership percentages under the Agreement or the related Shareholders’ Agreement and Registration Rights Agreement, each dated October 16, 2009, has been modified.

Upon closing, the Registrant made an initial investment in ACAC in the amount of $53.0 million, representing 25% of the capital required by ACAC in connection with the Acquisiton, and, pursuant to the Agreement, has been issued 53,054 shares of Series A preferred stock convertible at the Registrant’s option into 21.25% of the issued and outstanding shares of ACAC’s Common Stock.  The initial investment of $53.0 million was greater than the original $42.0 million estimate. The increase reflects a higher closing net book value of the acquired business principally due to changes relating to the separation of the business from GMAC and higher than anticipated earnings.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit Number	Description
99.1	Press release dated March 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date March 3, 2010

/s/ Stephen Ungar
Stephen Ungar
Secretary